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                                                                   Exhibit 10.15


                              EMPLOYMENT AGREEMENT

                   EMPLOYMENT AGREEMENT, made as of July 16, 2000, by and between, MERISTAR MANAGEMENT COMPANY, L.L.C, (the `Employer"), and THOMAS VINCENT (the "Executive").

                   Pursuant to a merger, MeriStar H&R Operating Company ("Company") is acquiring the business of BridgeStreet Accommodations, Inc. ("BridgeStreet") and will operate such business through a new division of the Company handling corporate housing (the "Division");

                   The Executive is presently employed by BridgeStreet Canada, Inc., an Ontario corporation and wholly-owned subsidiary of BridgeStreet, pursuant to an Employment Agreement, dated January 1, 2000 (the "Existing Agreement"); and

                   The Employer desires to employ the Executive as an executive in the Division, and the Executive desires to be so employed, on the terms and subject to the conditions set forth in this agreement (the "Agreement");

                   Now, therefore, in consideration of the mutual covenants set forth herein and other good and valuable consideration the parties hereto hereby agree as follows:

1.                      Employment; Term. The Employer hereby employs the
                        ----------------
Executive, and the Executive agrees to be employed by the Employer, upon the terms and subject to the conditions set forth herein, for an initial term of three (3) years (the "Term"), commencing on the date hereof (the "Commencement Date").

2.                      Positions; Conduct.
                        ------------------

(a) The Executive will hold the title and office in the Company of Executive Vice President. The Executive will also hold the title of President within the Division and shall report to such person as shall be directed, from time to time, by the Board of Directors of the Company (the "Board"). The Executive shall be responsible for the expansion of the business of the Company into additional cities, both in the United States and abroad, and such other activities as the Board shall direct from time to time, and shall perform such other specific duties and services (including service as an officer, director or equivalent position of any direct or indirect subsidiary without additional compensation) as the Board shall reasonably request.

(b) During the Term, the Executive agrees to devote his full business time and attention to the business and affairs of the Company and to faithfully and diligently perform, to the best of his ability, all of his duties and responsibilities hereunder.

(c) It is intended that the Executive's office and place of rendering his services under this Agreement shall be in the principal executive offices of the Company in Washington, D.C. and that Executive shall relocate to such area as soon as practical. The

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Executive acknowledges that, due to the nature of his position, he may be required to engage in substantial business travel. In connection with the Executive's relocation from Ontario, Canada to Washington, D.C. the Company and the Executive have agreed to the relocation reimbursements set forth on Schedule A attached hereto.

3.                 Salary; Additional Compensation; Perquisites and Benefits.
                   ---------------------------------------------------------

(a) During the Term, the Employer will pay the Executive a base salary at an aggregate annual rate of not less than US $220,000 per annum, subject to review by the Compensation Committee of the Board (the "Compensation Committee") in January 1, 2001 and annually thereafter. Such salary shall be paid in periodic installments in accordance with the Employer's standard practice, but not less frequently than semi-monthly.

(b) For each fiscal year during the Term, the Executive will be eligible to participate in the bonus plan of Employer for executives at his level as in effect from time to time with a maximum bonus potential of sixty-six (66%) percent of base salary. The award and amount of such bonus shall be based upon the achievement of predefined operating or performance goals and other criteria established by the Compensation Committee, as described in the Annual Corporate Cash Incentive Plan. For the calendar year 2000, Executive will receive a pro-rated bonus for time worked during that year. The Employer may also award Executive a bonus pursuant to a long-term compensation plan related to the performance of the Division, and the structure of that plan will be finalized by the President of MeriStar Hotels & Resorts, Inc. no later than December 31, 2000.

(c) During the Term, the Executive will participate in all benefit plans from time to time adopted by the Employer for similar level executives. Summary plan descriptions describing the benefit plans presently in effect are available for review by the Executive.

(d) The Executive shall be eligible for stock option grants from time to time pursuant to the Company's Incentive Plan in accordance with the terms thereof. The Compensation Committee has granted to the Executive, effective on the Commencement Date, options to purchase 40,000 shares of the common stock of the MeriStar Hotels & Resorts, Inc. at an exercise price equal to the fair market value at the time of grant. Such options shall vest as follows:

                   First Anniversary of the Commencement Date     33-1/3%

                   vested Second Anniversary of the
                   Commencement Date                              66-2/3%

                   vested Third Anniversary of the
                   Commencement Date
                                                                     100% vested

Such options shall be exercisable, subject to vesting and continued service, for ten (10) years

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from the date of grant and in all other respects shall be subject to the terms and conditions of the Incentive Plan.

                The Company will reimburse the Executive, in accordance with its standard policies from time to time in effect, for all out-of-pocket business expenses as may be incurred by the Executive in the performance of his duties under this Agreement.

(e) The Executive shall be entitled to twenty three (23) paid-time-off days annually (not including U.S. holidays) to be credited and taken in accordance with the Employer's policy from time to time in effect for similar level executives.

4.                      Termination.
                        -----------

(a) The Term will terminate immediately upon the Executive's death or, upon thirty (30) days' prior written notice by the Employer, in the case of a determination of the Executive's Disability. As used herein the term "Disability" means the Executive's inability to perform his duties and responsibilities under this Agreement for a period of more than 90 consecutive days, or for more than 90 days, whether or not continuous, during any 365-day period, due to physical or mental incapacity or impairment.

(b) The Term may be terminated by the Employer upon notice to the Executive upon the occurrence of any event constituting "Cause" as defined herein.
5.                      Severance.
                        ---------

(a) If the Term is terminated upon the Executive's death or Disability, the Employer will pay to the Executive's estate or the Executive, as the case may be, a lump sum payment equal to the Executive's base salary through the termination date, plus a pro rata portion of the Executive's bonus for the fiscal year in which the termination occurred.

(b) If the Term is terminated by the Employer for Cause, the Employer will pay to the Executive an aggregate amount equal to the Executive's accrued and unpaid base salary through the date of such termination, and all unvested options will terminate immediately and any vested options issued pursuant to the Employer's Incentive Plan and held by the Executive at termination, will expire ninety (90) days after the termination date.

(e) If the Term is terminated by the Employer without Cause on other than by reason of the Executive's death or disability, the Employer will continue to pay the Executive his then base salary for the lesser of twelve
(12) months or the remainder of the Term. In addition, the Executive will be entitled to those stock options that have vested through the date of termination or will vest within twelve (12) months following the date of termination.

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(d)                     If the Term is terminated by the Executive other than
because of death or
Disability, the Employer will pay to the Executive an aggregate amount equal to the Executive's accrued and unpaid base salary through the date of such termination, and all unvested options will terminate immediately and any vested options issued pursuant to the Company's Incentive Plan and held by the Executive at termination, will expire ninety (90) days after the termination date.

(e)                     As used herein, the term "Cause" means:

(i) the Executive's failure or refusal to perform or observe any of his duties, responsibilities or obligations set forth in this Agreement in a professional manner or the Executive's willful malfeasance or gross negligence in connection therewith;

(ii) Any act of the Executive involving malfeasance, fraud, theft, misappropriation of funds, embezzlement or dishonesty affecting the Employer;

(iii) the Executive's conviction of, or a plea of guilty or nolo contendere to, an offense which is a felony in the jurisdiction involved; or

(iv) the Executive's breach of any other specific provision of this Agreement and, if such breach is curable, the failure to cure same within thirty (30) days of written notice thereof.

6.                      Executive's Covenants.
                        ---------------------

(a) The Executive acknowledges that the Company and its subsidiaries or affiliated ventures including, without limitation the BridgeStreet companies (collectively, the "Employer Affiliates"), own and have developed and compile, and will in the future own, develop and compile certain Confidential Information and that prior hereto and during the course of his rendering services hereunder Confidential Information has and will be disclosed to the Executive by the Company Affiliates. The Executive hereby agrees that, during the Term and for a period of three years thereafter, he will not use or disclose, furnish or make accessible to anyone, directly or indirectly, any Confidential Information of the Company Affiliates.

(b) As used herein, the term "Confidential Information~~ means any trade secrets, confidential or proprietary information, or other knowledge, know-how, information, documents or materials, owned, developed or possessed by a Company Affiliate pertaining to its businesses the confidentiality of which such Company takes reasonable measures to protect, including, but not limited to, trade secrets, techniques, know-how (including designs, plans, procedures, processes and research records), software, computer programs, innovations, discoveries, improvements, research, developments, test results, reports, specifications, data, formats, marketing data and business plans and strategies, customer lists, client lists and client contact lists, agreements and other forms of documents, expansion plans, budgets, projections,

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and salary, staffing and employment information.

(c) During the Term and for a period of twenty-four months after the termination of his employment with the Employer, with or without Cause, the Executive will not, directly or indirectly, as a principal, agent or otherwise, engage or participate in, or as an employee, consultant or advisor render services or advise with respect to any type of business or enterprise that at any time during such period competes with the Company or any Company Affiliate in the business of providing direct lodging and related services including, without limitation, the providing of temporary and permanent lodging accommodations and related services within fifty (50) miles of any geographic area in which the Company or its affiliates conduct business or plan to conduct business within six months after termination; provided, however, that nothing herein contained shall restrict the Executive from making any investments of up to five (5%) of the securities of any company or enterprise whose securities is listed on a national securities exchange or actively traded in the over-the-counter market, so long as such investment does not give the Executive the right to control or influence the policy decisions of any such business or enterprise.

(d) The Executive agrees that during his employment hereunder and for a period of twenty-four months thereafter he will not solicit, raid, entice or induce any person that then is or at any time during the twelve-month period prior to the end of the Term was an employee of a Company Affiliate (other than a person whose employment with such Company Affiliate has been terminated by such Company Affiliate), to become employed by any person, firm or corporation.

7.                      Specific Performance.
                        --------------------

(a) The Executive acknowledges that the services to be rendered by him hereunder are of a special, unique, extraordinary and personal character and that the Company and the Company Affiliates would sustain irreparable harm in the event of a violation by the Executive of Section 6 hereof. Therefore, in addition to any other remedies available, the Company and the Company Affiliates shall be entitled to specific enforcement and/or an injunction from any court of competent jurisdiction restraining the Executive from committing or continuing any such violation of this Agreement without proving actual damages or posting a bond or other security. Nothing herein shall be construed as prohibiting the Company or any Company Affiliate from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages.

(b) If any of the restrictions on activities of the Executive contained in Section 6 hereof shall for any reason be held by a court of competent jurisdiction to be excessively broad, such restrictions shall be construed so as thereafter to be limited or reduced to be enforceable to the maximum extent compatible with the applicable law as it shall then appear; it being understood that by the execution of this Agreement the panties hereto regard such restrictions as reasonable and compatible with their respective nights.

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8.                      Withholding Taxes. The parties agree that all payments
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to be made to the Executive by the Employer pursuant to the Agreement shall be subject to all applicable withholding tax obligations of such Employer.

9.                      Notices. All notices required or permitted hereunder
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shall be in writing and shall be deemed given and received when delivered personally, four (4) days after being mailed if sent by registered or certified mail, postage pre-paid, or by one (1) day after delivery if sent by air courier (for next-day delivery) with evidence of receipt thereof or by facsimile with receipt confirmed by the addressee. Such notices shall be addressed respectively:

                        If to the Executive, to:

                        Thomas Vincent
                        1434 Buena Vista Ave.
                        McLean, VA 22101

                        If to the Employer, to:

                        MeriStar Hotels & Resorts, Inc.
                        1010 Wisconsin Avenue, N.W.
                        Washington, D.C. 20007
                        Attention:  General Counsel
                        Fax No.: (202) 295-1026

Or to any other address of which such party may have given notice to the other parties in the manner specified above.

10.                     Miscellaneous.
                        -------------

(a) This Agreement is a personal contract calling for the provision of unique services by the Executive, and the Executive's rights and obligations hereunder may not be sold, transferred, assigned, pledged or hypothecated by the Executive. The rights and obligations of the Employer hereunder will be binding upon and run in favor of their respective successors and assigns.

(b) This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to conflict of laws principles.

(c) Any controversy arising out of or relating to this Agreement or any breach hereof shall be settled by arbitration in Washington, D.C. by a single neutral arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon any award rendered may be entered in any court having jurisdiction thereof, except in the event of a controversy relating to any alleged violation by the Executive of Section 6 hereof, in which case the Employer shall be entitled to seek injunctive relief from a court of competent jurisdiction without the requirement to seek arbitration.

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(d)                     The headings of the various sections of this Agreement
are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

(e) The provisions of this Agreement which by their terms call for performance subsequent to the expiration or termination of the Term shall survive such expiration or termination.

(f) This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof, all of which shall be terminated on the Commencement Date. In particular, the Executive hereby agrees, for the benefit of the Company and of BridgeStreet Canada, Inc., that the term of the Existing Agreement shall terminate on the Commencement Date.

                   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                               EXECUTIVE:

                               /s/  Thomas Vincent

                               EMPLOYER:

                               MeriStar Management Company, L.L.C.



                                   By:  /s/  Christopher L. Bennett
                                        ---------------------------
                                        Christopher L. Bennett
                                        Vice President, Legal



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                                   SCHEDULE A

                            RELOCATION REIMBURSEMENTS

1. The Employer shall reimburse the Executive for the reasonable out-of-pocket expenses, including but not limited to airfare, car rental, accommodation and meals, as required and incurred by the Executive and his immediate family in up to three trips from Ontario, Canada to Washington, D.C. for the purposes of acquiring a new personal residence in the Washington, D.C. metropolitan area (a "New Residence").

2. The Employer shall reimburse the Executive for the reasonable out-of-pocket expenses, including but not limited to packing, transportation, pickup, delivery, and unpacking incurred by the Executive in the relocation of his and his immediate family's household goods and up to three personal vehicles from Ontario, Canada to any New Residence purchased by the Executive.

3. The Employer shall reimburse the Executive for closing and other incidental costs, including legal costs, loan application fees, loan origin fees, commissions, transfer taxes, home inspection fees, escrow fees, closing costs and other actual expenses in connection with the selling of their existing residence in Canada and the purchase of a New Residence in an amount not to exceed seven (7%) percent of the full purchase price of such New Residence; provided, that no such reimbursement for "points" or other similar charges shall exceed one (1%) percent of such purchase price.

4. The Employer shall reimburse the Executive for $20,000 of incidental expenses incurred by the Executive and his immediate family in connection with relocation to the Washington, D.C. metropolitan area.

5. The Employer shall provide the Executive and his immediate family with up to ninety (90) days lodging in the Washington, D.C. area (which may be in a hotel or corporate housing accommodations owned or managed by the Company or its affiliates) pending the acquisition of a New Residence by the Executive.

6. If any of the above amounts reimbursed to the Executive by the Employer constitutes taxable income to the Executive, such reimbursement shall be "grossed-up" so as to be tax neutral to the Executive.

7. The Employer shall provide professional assistance, including any legal, accounting or tax advice to the Executive in connection with the Executive's preparation of his tax returns in the United States for the year 2000 and pay for related fees regarding any tax or relocation assistance, plus fees associated with obtaining a green card or landed immigrant status on behalf of the Executive for employment by the Employer.

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